Exhibit 99.1

News Release

CONTACT:	Bradley S. Adams (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	October 18, 2005
Debra DeCourcy (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS THIRD QUARTER 2005

EARNINGS OF $ 0.71 PER DILUTED SHARE

Fifth Third Bancorp’s 2005 third quarter earnings per diluted share were $.71 compared to $.83 per diluted share for the same period in 2004. Third quarter net income totaled $395 million compared to $471 million in the same quarter last year. Return on average assets (ROA) and return on average equity (ROE) were 1.51 percent and 16.6 percent, respectively, compared to 1.95 percent and 21.1 percent in 2004’s third quarter. Third quarter earnings and balance sheet comparisons to the prior year are impacted by the previously disclosed first quarter 2005 acquisition of First National Bankshares of Florida, Inc. (First National). Third quarter 2004 earnings were positively impacted by a $27 million decrease in the reserve for credit losses and the corresponding decrease in the provision for loan and lease losses.

“Revenue and net income trends remain below our expectations,” stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. “Deposit growth year to date has not been sufficient to fund loan growth or to prevent further contraction in the net interest margin. This factor mitigated very strong lending results, well behaved credit trends and excellent results from Fifth Third Processing Solutions and our commercial line of business. To improve results, we have aggressively increased deposit rates, despite the negative impact on the third quarter margin, to deliver greater value to new and existing customers. We believe competitive rates combined with enhanced product offerings, like our new identity theft solution, will result in better deposit performance than we have seen through the first nine months of this year. Our goal remains improving our funding mix to more effectively fund future loan growth. We are also carefully reviewing all expense categories given the difficulty of the environment and current revenue trends.”

“The continued flattening of the yield curve provides substantial challenges by limiting investment opportunities and returns. The financial services business periodically faces challenges such as these and I believe long-term performance is determined by how you respond in times of difficulty. Despite short-term pressures, Fifth Third remains committed to our unique affiliate bank model and is focused on a long-term view with an emphasis on returns on invested capital. Today, this means we will continue to make the appropriate de-novo investments to drive profitable growth in each of our markets as the most effective method to deliver returns to our shareholders. We will also continue to maintain appropriate capital levels while working to achieve the benefits of scale that increased automation can deliver.”

“In September, Fifth Third’s Board of Directors increased the quarterly cash dividend on its common shares to $.38 per share, an increase of 19 percent over the $.32 per share declared in September 2004 and a nine percent increase over the $.35 per share declared in June 2005. This quarter’s dividend surpasses our level of current earnings growth but illustrates the importance we place on delivering value to our shareholders and the confidence we have in returning to better growth and profitability. On behalf of our management team and 23,000 employees, we thank our shareholders for their continued confidence and look forward to delivering better results.”

Noninterest Income

Recent improved performance in certain business line revenue segments continued in the third quarter of 2005. Overall noninterest income, excluding operating lease revenues and securities gains, increased by eight percent over the same quarter last year.

Fifth Third Processing Solutions, our electronic payment processing division, delivered a 23 percent increase in revenues over the same quarter last year and a 15 percent increase on an annualized sequential basis. Third quarter results are representative of continuing strong trends in merchant processing and financial institution volumes and corresponding impacts on processing volumes. Fifth Third continues to see significant opportunities to attract new retailers and financial institution customers.

Deposit service revenues increased 16 percent on an annualized sequential basis due to strong growth in net new consumer deposit account production. Net new consumer deposit account production increased by 17 percent unannualized in the third quarter. Compared to the same quarter last year, deposit service revenues increased by two percent highlighted by five percent growth in retail deposit revenues. Commercial deposit revenues declined modestly compared to the same quarter last year with growth in the number of relationships offset by the impacts of higher interest rates on compensating balances in commercial deposit accounts.

Investment Advisory revenues were essentially unchanged compared to the same quarter last year and decreased by nine percent on an annualized sequential basis from last quarter. The decrease in revenue compared to the second quarter resulted primarily from declines in retail brokerage related revenues. Fifth Third continues to focus its efforts on improving execution in retail brokerage and growing the institutional money management business by improving penetration and cross-sell in our large middle market commercial customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $33 billion in assets under management and $189 billion in assets under care.

Mortgage net service revenue totaled $45 million in the third quarter compared to $46 million last quarter and $49 million in 2004’s third quarter. Mortgage originations totaled $2.9 billion in the third quarter versus $2.6 billion last quarter and $1.7 billion in the third quarter of last year. Third quarter mortgage banking net service revenue was comprised of $61 million in total mortgage banking fees and loan sales, plus $6 million in amortization and valuation adjustments on mortgage servicing rights and less $22 million of losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $408 million at September 30, 2005 on a servicing portfolio of $24.5 billion, compared to $368 million last quarter on a servicing portfolio of $24.5 billion.

Other noninterest income totaled $145 million in the third quarter compared to $156 million last quarter and $137 million in the year ago third quarter. Compared to the same period last year, other noninterest income increased six percent primarily due to strong growth in commercial banking revenues, customer interest rate derivative sales, bank owned life insurance and cardholder fees. The decrease in other noninterest income relative to last quarter is primarily attributable to declines in consumer lending fees and institutional bond sales and underwriting.

Balance Sheet Trends

Average transaction deposits increased by eight percent over the same quarter last year with good retail and commercial account growth mitigated by certain high balance account attrition and balance migration to higher cost deposit products. Compared to the same quarter last year, average core deposit balances increased $5.9 billion, or 12 percent, highlighted by 11 percent growth in average demand deposits, 28 percent growth in average savings and money market deposits and 34 percent growth in consumer time deposits. These results were mitigated by a $1.1 billion decrease, or five percent, in average interest checking deposits from the same quarter last year. Deposit comparisons to prior year periods are impacted by the first quarter 2005 acquisition of First National. Exclusive of the impact of this transaction, average transaction account balances increased by three percent over the same quarter last year and average core deposits increased five percent over the same quarter last year; comparisons being provided to supplement an understanding of the fundamental deposit trends. Compared to the second quarter of this year, average transaction account balances were essentially unchanged despite 20 percent unannualized growth in the number of consumer deposit accounts opened during the third quarter. Average core deposits increased by three percent on an annualized basis, highlighted by 33 percent annualized growth in money market deposits and 21 percent annualized growth in consumer time deposits.

Loan and lease balances exhibited continued strength across Fifth Third’s footprint with period end loans and leases increasing by a very strong $2.5 billion from last quarter, or 15 percent on an annualized sequential basis. On an average basis, total loans and leases, including held for sale, increased by 19 percent over the same quarter last year and by 11 percent on an annualized sequential basis. Period end commercial loan and lease balances increased by 23 percent over the same quarter last year and by $1.0 billion, or 11 percent on an annualized sequential basis. Period end consumer loan and lease balances, excluding residential mortgage, increased by 14 percent over the same quarter last year and by $1.1 billion, or 20 percent on an annualized sequential basis. Loan and lease comparisons to prior year periods are impacted by the addition of approximately $3.9 billion in total loans in conjunction with the acquisition of First National. Exclusive of the impact of this transaction, period end commercial loan and lease balances increased 13 percent and period end consumer loan and lease balances, excluding residential mortgage, increased 12 percent over last year; comparisons being provided to supplement an understanding of fundamental lending trends.

Fifth Third repurchased approximately 2.3 million common shares in the third quarter of 2005. As of September 30, 2005, the remaining authority under the plan authorized by the Board of Directors in January of 2005 is 17.8 million shares. All counterparty purchase activity associated with the previously announced overnight accelerated share repurchase transaction, providing for the repurchase of 35.5 million common shares, was completed in the third quarter of 2005.

Net Interest Income

Net interest income on a fully taxable equivalent basis decreased three percent over the same quarter last year and seven percent on an annualized basis from last quarter. Third quarter margin compression largely resulted from aggressive increases in deposit pricing combined with lower than expected growth in balances. Fifth Third remains optimistic that core deposit trends will improve in the fourth quarter from year-to-date 2005 run rates and that recent aggressive pricing and marketing initiatives will improve the funding mix, more effectively fund future loan growth and improve net interest margin trends.

Compared to the third quarter of 2004, net interest income on a fully taxable equivalent basis decreased three percent despite five percent growth in average earning assets due to a 26 basis point (bp) decline in the net interest margin. Margin, net interest income and earning asset trends and comparisons to prior year periods are impacted by the first quarter 2005 acquisition of First National, including a modestly negative impact to net interest income from purchase accounting loan and deposit net amortization, common stock repurchase activity and the impact of sales and cash flows in the reduction of the available-for-sale securities portfolio. Including balance sheet initiatives undertaken in the fourth quarter of 2004, available-for-sale securities have declined by $9 billion, or 29 percent, from the same quarter last year.

Compared to the second quarter of 2005, net interest income on a fully taxable equivalent basis decreased by $13 million, or seven percent annualized, due to modest growth in average earning assets and 13 bp of contraction in the net interest margin. Margin contraction resulted from decreases in the net interest rate spread associated with continued mix shifts within the deposit base to higher cost time deposits, increases in rates paid across deposit captions and the continued flattening of the yield curve. Third quarter earning asset growth was muted by efforts to reduce the risks associated with increasing interest rates given weaker than anticipated core deposit growth trends. This included the maintenance of strong capital levels through reductions in the available-for-sale securities portfolio totaling $908 million on an average basis and $2.1 billion on a period end basis from second quarter levels.

Credit Quality

Credit quality metrics and trends remained stable at historically low levels in the third quarter. Net charge-offs as a percentage of average loans and leases were 38 bp in the third quarter, compared to 34 bp last quarter and 40 bp in the third quarter of 2004. Nonperforming assets were 51 bp of total loans and leases and other real estate owned at September 30, 2005, compared to 51 bp last quarter and 48 bp posted in the year ago third quarter. Overall, the level of nonperforming loans and net charge-offs remains a small percentage of the total loan and lease portfolio. Net charge-offs were $64 million in the third quarter, compared to $57 million in the same quarter last year and $55 million in the second quarter of 2005. The provision for loan and lease losses totaled $69 million in the third quarter compared to $26 million in the same quarter last year and $60 million in the second quarter of 2005. The allowance for loan and lease losses represents 1.06 percent of total loans and leases outstanding as of September 30, 2005, compared to 1.09 percent last quarter and 1.23 percent in the same quarter last year. Comparisons to the level of prior year allowance for loan and lease losses are impacted by the first quarter 2005 acquisition of First National. The loan and lease assets of First National were recorded on Fifth Third’s balance sheet at their respective fair values as of January 1, 2005. Estimated credit impairment was included in this determination of fair value; therefore, the previously existing allowance for loan and lease losses did not carryover to the allowance for loan and lease losses on Fifth Third’s balance sheet.

Noninterest Expense

Total noninterest expense moderated considerably from recent trends and increased by $4 million from the second quarter of 2005. Increases in marketing, information technology and bankcard volume related costs were mitigated by reductions in total personnel related expenditures. Fifth Third expects growth in noninterest expenses in future quarters to stabilize around current levels with management focus in light of current revenue trends. Cost savings initiatives will be somewhat mitigated by continued growth in the sales force, occupancy and information technology to improve efficiency, provide greater convenience to our customers and drive deposit and loan growth. Compared to the same quarter last year, total noninterest expense increased by $84 million, or 13 percent, due to the first quarter 2005 acquisition of First National, increased information technology expenditures and significant investments in the sales force and retail distribution network. Fifth Third’s third quarter efficiency ratio was 53.5 percent, compared to 52.2 percent last quarter and 47.0 percent in the third quarter of last year.

Conference Call

Fifth Third will host a conference call to discuss these third quarter financial results at 8:30 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 1380709#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $104.6 billion in assets, operates 19 affiliates with 1,106 full-service Banking Centers, including 125 Bank Mart® locations open seven days a week inside select grocery stores and 1,996 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia and Pennsylvania. The financial strength of Fifth Third’s Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain among the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.”

This press release may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Bancorp, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Bancorp, one or more acquired entities and/or the combined company or the businesses in which the Bancorp, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. The Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release.

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FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2005	June 2005	September 2004	Yr/Yr	Seq	September 2005	September 2004	Yr/Yr
Income Statement Data
Net interest income (a)	$745	$758	$766	(3)%	(2)%	$2,262	$2,296	(1)%
Noninterest income	622	635	611	2%	(2)%	1,864	1,986	(6)%
Total revenue (a)	1,367	1,393	1,377	(1)%	(2)%	4,126	4,282	(4)%
Provision for loan and lease losses	69	60	26	165%	15%	197	203	(3)%
Noninterest expense	732	728	648	13%	1%	2,164	2,038	6%
Net income	395	417	471	(16)%	(5)%	1,217	1,349	(10)%

Common Share Data
Earnings per share, basic	$0.71	$0.75	$0.84	(15)%	(5)%	$2.19	$2.40	(9)%
Earnings per share, diluted	0.71	0.75	0.83	(14)%	(5)%	2.18	2.37	(8)%
Cash dividends per common share	0.38	0.35	0.32	19%	9%	1.08	0.96	13%
Book value per share	16.93	16.82	16.11	5%	1%	16.93	16.11	5%
Dividend payout ratio	53.5%	46.7%	38.6%	39%	15%	49.5%	40.5%	22%
Market price per share:
High	$43.99	$44.67	$54.07	(19)%	(2)%	$48.12	$60.00	(20)%
Low	36.38	40.24	46.59	(22)%	(10)%	36.38	46.59	(22)%
End of period	36.75	41.17	49.22	(25)%	(11)%	36.75	49.22	(25)%
Common shares outstanding (in thousands)	554,400	555,938	561,113	(1)%	-	554,400	561,113	(1)%
Average common shares outstanding (in thousands):
Basic	553,855	553,872	560,335	(1)%	-	554,687	561,627	(1)%
Diluted	557,681	558,176	566,543	(2)%	-	559,158	568,948	(2)%
Market capitalization	$20,374	$22,888	$27,618	(26)%	(11)%	$20,374	$27,618	(26)%
Price/earnings ratio (b)	14.76	15.77	15.68	(6)%	(6)%	14.76	15.68	(6)%

Financial Ratios
Return on average assets	1.51%	1.63%	1.95%	(23)%	(7)%	1.59%	1.91%	(17)%
Return on average equity	16.6%	18.1%	21.1%	(21)%	(8)%	17.6%	20.6%	(15)%
Noninterest income as a percent of total revenue	46%	46%	44%	5%	-	45%	46%	(2)%
Average equity as a percent of average assets	9.11%	8.98%	9.21%	(1)%	1%	9.04%	9.28%	(3)%
Net interest margin (a)	3.16%	3.29%	3.42%	(8)%	(4)%	3.27%	3.52%	(7)%
Efficiency (a)	53.5%	52.2%	47.0%	14%	2%	52.4%	47.6%	10%
Effective tax rate	29.2%	30.1%	32.1%	(9)%	(3)%	30.1%	33.0%	(9)%

Credit Quality
Net losses charged off	$65	$55	$57	14%	18%	$183	$186	(2)%
Net losses charged off as a percent of average loans and leases	0.38%	0.34%	0.40%	(5)%	12%	0.37%	0.45%	(18)%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.09%	1.23%	(14)%	(3)%	1.06%	1.23%	(14)%
Allowance for credit losses as a percent of loans and leases	1.16%	1.20%	1.35%	(14)%	(3)%	1.16%	1.35%	(14)%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.51%	0.51%	0.48%	6%	-	0.51%	0.48%	6%
Underperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.74%	0.71%	0.72%	3%	4%	0.74%	0.72%	3%

Average Balances
Loans and leases, including held for sale	$68,556	$66,762	$57,679	19%	3%	$66,812	$56,236	19%
Total securities and other short-term investments	24,915	25,716	31,413	(21)%	(3)%	25,578	30,891	(17)%
Total assets	103,699	102,765	96,212	8%	1%	102,501	94,169	9%
Demand deposits	13,977	13,905	12,537	11%	1%	13,791	12,065	14%
Interest-bearing deposits	50,403	49,858	43,637	16%	1%	50,010	43,581	15%
Short-term borrowings	9,620	9,372	13,274	(28)%	3%	9,622	14,322	(33)%
Long-term debt	16,914	17,049	15,055	12%	(1)%	16,528	12,564	32%
Shareholders’ equity	9,451	9,224	8,861	7%	2%	9,262	8,736	6%

Regulatory Capital Ratios (c)
Tier 1 capital	8.62%	8.48%	10.73%	(20)%	2%	8.62%	10.73%	(20)%
Total risk-based capital	10.79%	10.80%	12.81%	(16)%	-	10.79%	12.81%	(16)%
Tier 1 leverage	7.93%	7.76%	9.13%	(13)%	2%	7.93%	9.13%	(13)%

Operations
Banking centers	1,106	1,098	1,005	10%	1%	1,106	1,005	10%
ATMs	1,996	1,994	1,872	7%	-	1,996	1,872	7%
Full-time equivalent employees	21,674	21,594	19,061	14%	-	21,674	19,061	14%

(a) Presented on a fully taxable equivalent basis

(b) Based on the most recent twelve-month diluted earnings per share and end of period stock prices

(c) Current period regulatory capital ratios are estimates

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2005	June 2005	March 2005	December 2004	September 2004
Income Statement Data
Net interest income (a)	$745	$758	$759	$752	$766
Noninterest income	622	635	607	479	611
Total revenue (a)	1,367	1,393	1,366	1,231	1,377
Provision for loan and lease losses	69	60	67	65	26
Noninterest expense	732	728	705	935	648
Net income	395	417	405	176	471

Common Share Data
Earnings per share, basic	$0.71	$0.75	$0.73	$0.31	$0.84
Earnings per share, diluted	0.71	0.75	0.72	0.31	0.83
Cash dividends per common share	0.38	0.35	0.35	0.35	0.32
Book value per share	16.93	16.82	16.04	16.00	16.11
Dividend payout ratio	53.5%	46.7%	48.6%	112.9%	38.6%
Market price per share:
High	$43.99	$44.67	$48.12	$52.34	$54.07
Low	36.38	40.24	42.05	45.32	46.59
End of period	36.75	41.17	42.98	47.30	49.22
Common shares outstanding (in thousands)	554,400	555,938	554,055	557,649	561,113
Average common shares outstanding (in thousands):
Basic	553,855	553,872	556,362	560,162	560,335
Diluted	557,681	558,176	561,659	566,108	566,543
Market capitalization	$20,374	$22,888	$23,813	$26,377	$27,618
Price/earnings ratio (b)	14.76	15.77	16.22	17.65	15.68

Financial Ratios
Return on average assets	1.51%	1.63%	1.62%	0.72%	1.95%
Return on average equity	16.6%	18.1%	18.0%	7.6%	21.1%
Noninterest income as a percent of total revenue	46%	46%	44%	39%	44%
Average equity as a percent of average assets	9.11%	8.98%	9.02%	9.51%	9.21%
Net interest margin (a)	3.16%	3.29%	3.38%	3.35%	3.42%
Efficiency (a)	53.5%	52.2%	51.6%	76.0%	47.0%
Effective tax rate	29.2%	30.1%	30.9%	20.9%	32.1%

Credit Quality
Net losses charged off	$65	$55	$63	$65	$57
Net losses charged off as a percent of average loans and leases	0.38%	0.34%	0.40%	0.44%	0.40%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.09%	1.11%	1.19%	1.23%
Allowance for credit losses as a percent of loans and leases	1.16%	1.20%	1.21%	1.31%	1.35%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.51%	0.51%	0.53%	0.51%	0.48%
Underperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.74%	0.71%	0.73%	0.74%	0.72%

Average Balances
Loans and leases, including held for sale	$68,556	$66,762	$65,076	$59,440	$57,679
Total securities and other short-term investments	24,915	25,716	26,119	29,725	31,413
Total assets	103,699	102,765	101,009	97,062	96,212
Demand deposits	13,977	13,905	13,484	13,107	12,537
Interest-bearing deposits	50,403	49,858	49,763	44,879	43,637
Short-term borrowings	9,620	9,372	9,878	11,208	13,274
Long-term debt	16,914	17,049	15,604	15,585	15,055
Shareholders’ equity	9,451	9,224	9,108	9,229	8,861

Regulatory Capital Ratios (c)
Tier 1 capital	8.62%	8.48%	8.40%	10.31%	10.73%
Total risk-based capital	10.79%	10.80%	10.78%	12.31%	12.81%
Tier 1 leverage	7.93%	7.76%	7.62%	8.89%	9.13%

Operations
Banking centers	1,106	1,098	1,092	1,011	1,005
ATMs	1,996	1,994	1,988	1,898	1,872
Full-time equivalent employees	21,674	21,594	21,287	19,659	19,061

(a) Presented on a fully taxable equivalent basis

(b) Based on the most recent twelve-month diluted earnings per share and end of period stock prices

(c) Current period regulatory capital ratios are estimates

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2005	June 2005	September 2004	Yr/Yr	Seq	September 2005	September 2004	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,017	$936	$721	41%	9%	$2,821	$2,072	36%
Interest on securities:
Taxable	255	268	310	(18)%	(5)%	789	925	(15)%
Exempt from income taxes	10	10	11	(9)%	-	30	34	(12)%
Total interest on securities	265	278	321	(17)%	(5)%	819	959	(15)%
Interest on other short-term investments	1	1	1	-	-	3	2	50%
Total interest income	1,283	1,215	1,043	23%	6%	3,643	3,033	20%
Interest Expense
Interest on deposits:
Interest checking	86	71	47	83%	21%	220	118	86%
Savings	48	35	16	200%	37%	109	36	203%
Money market	37	28	10	270%	32%	90	23	291%
Other time	68	61	39	74%	11%	182	117	56%
Certificates - $100,000 and over	34	29	15	127%	17%	89	35	154%
Foreign office	34	29	12	183%	17%	89	39	128%
Total interest on deposits	307	253	139	121%	21%	779	368	112%
Interest on federal funds purchased	35	29	17	106%	21%	89	52	71%
Interest on short-term bank notes	-	2	5	(100)%	(100)%	6	9	(33)%
Interest on other short-term borrowings	41	34	23	78%	21%	102	56	82%
Interest on long-term debt	163	147	102	60%	11%	429	279	54%
Total interest expense	546	465	286	91%	17%	1,405	764	84%
Net Interest Income	737	750	757	(3)%	(2)%	2,238	2,269	(1)%
Provision for loan and lease losses	69	60	26	165%	15%	197	203	(3)%
Net interest income after provision for loan and lease losses	668	690	731	(9)%	(3)%	2,041	2,066	(1)%
Noninterest Income
Electronic payment processing revenue	187	180	152	23%	4%	535	449	19%
Service charges on deposits	137	132	134	2%	4%	390	389	-
Mortgage banking net revenue	45	46	49	(8)%	(2)%	132	154	(14)%
Investment advisory revenue	89	91	88	1%	(2)%	269	278	(3)%
Other noninterest income	145	156	137	6%	(7)%	454	545	(17)%
Operating lease revenue	11	15	35	(69)%	(27)%	46	129	(64)%
Securities gains (losses), net	8	15	16	(50)%	(47)%	38	42	(10)%
Total noninterest income	622	635	611	2%	(2)%	1,864	1,986	(6)%
Noninterest Expense
Salaries, wages and incentives	285	295	252	13%	(3)%	846	752	13%
Employee benefits	70	67	64	9%	4%	218	205	6%
Equipment expense	26	25	22	18%	4%	76	61	25%
Net occupancy expense	54	54	45	20%	-	162	137	18%
Operating lease expense	8	10	24	(67)%	(20)%	34	94	(64)%
Other noninterest expense	289	277	241	20%	4%	828	789	5%
Total noninterest expense	732	728	648	13%	1%	2,164	2,038	6%
Income before income taxes	558	597	694	(20)%	(7)%	1,741	2,014	(14)%
Applicable income taxes	163	180	223	(27)%	(9)%	524	665	(21)%
Net income	$395	$417	$471	(16)%	(5)%	$1,217	$1,349	(10)%
Net income available to common shareholders (a)	$395	$417	$471	(16)%	(5)%	$1,217	$1,348	(10)%

(a) Dividends on preferred stock are $.185 million for all quarters presented and $.555 for all year to date periods presented

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	September 2005	June 2005	March 2005	December 2004	September 2004
Interest Income
Interest and fees on loans and leases	$1,017	$936	$867	$775	$721
Interest on securities:
Taxable	255	268	267	293	310
Exempt from income taxes	10	10	10	11	11
Total interest on securities	265	278	277	304	321
Interest on other short-term investments	1	1	1	2	1
Total interest income	1,283	1,215	1,145	1,081	1,043
Taxable equivalent adjustment	8	8	8	9	9
Total interest income (taxable equivalent)	1,291	1,223	1,153	1,090	1,052
Interest Expense
Interest on deposits:
Interest checking	86	71	63	56	47
Savings	48	35	27	21	16
Money market	37	28	25	16	10
Other time	68	61	52	45	39
Certificates - $100,000 and over	34	29	25	13	15
Foreign office	34	29	27	20	12
Total interest on deposits	307	253	219	171	139
Interest on federal funds purchased	35	29	25	24	17
Interest on short-term bank notes	-	2	5	6	5
Interest on other short-term borrowings	41	34	27	22	23
Interest on long-term debt	163	147	118	115	102
Total interest expense	546	465	394	338	286
Net interest income (taxable equivalent)	745	758	759	752	766
Provision for loan and lease losses	69	60	67	65	26
Net interest income (taxable equivalent) after provision for loan and lease losses	676	698	692	687	740
Noninterest Income
Electronic payment processing revenue	187	180	168	173	152
Service charges on deposits	137	132	121	126	134
Mortgage banking net revenue	45	46	41	24	49
Investment advisory revenue	89	91	90	82	88
Other noninterest income	145	156	153	125	137
Operating lease revenue	11	15	20	27	35
Securities gains (losses), net	8	15	14	(78)	16
Total noninterest income	622	635	607	479	611
Noninterest Expense
Salaries, wages and incentives	285	295	265	266	252
Employee benefits	70	67	82	56	64
Equipment expense	26	25	25	23	22
Net occupancy expense	54	54	54	48	45
Operating lease expense	8	10	15	20	24
Other noninterest expense	289	277	264	522	241
Total noninterest expense	732	728	705	935	648
Income before income taxes (taxable equivalent)	566	605	594	231	703
Taxable equivalent adjustment	8	8	8	9	9
Income before income taxes	558	597	586	222	694
Applicable income taxes	163	180	181	46	223
Net income	$395	$417	$405	$176	$471
Net income available to common shareholders (a)	$395	$417	$404	$176	$471

(a) Dividends on preferred stock are $.185 million for all quarters presented

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2005	June 2005	September 2004	Yr/Yr	Annual Seq
Assets
Cash and due from banks	$3,372	$2,781	$2,313	46%	84%
Available-for-sale securities (a)	22,537	24,647	31,557	(29)%	(34)%
Held-to-maturity securities (b)	332	307	254	31%	32%
Trading securities	105	84	81	30%	99%
Other short-term investments	113	113	384	(71)%	-
Loans held for sale	1,237	783	452	174%	230%
Portfolio loans and leases:
Commercial loans	18,591	18,013	15,259	22%	13%
Construction loans	6,529	6,201	4,448	47%	21%
Commercial mortgage loans	9,138	9,091	7,644	20%	2%
Commercial lease financing	4,731	4,639	4,558	4%	8%
Residential mortgage loans	7,353	7,042	6,481	13%	18%
Consumer loans	21,786	20,610	18,638	17%	23%
Consumer lease financing	1,910	1,994	2,460	(22)%	(17)%
Unearned income	(1,284)	(1,294)	(1,452)	(12)%	(3)%
Portfolio loans and leases	68,754	66,296	58,036	18%	15%
Allowance for loan and lease losses	(727)	(722)	(713)	2%	3%
Portfolio loans and leases, net	68,027	65,574	57,323	19%	15%
Bank premises and equipment	1,643	1,581	1,233	33%	16%
Operating lease equipment	159	161	394	(60)%	(5)%
Accrued interest receivable	482	451	416	16%	27%
Goodwill	2,176	2,178	980	122%	-
Intangible assets	220	231	157	40%	(19)%
Servicing rights	417	378	349	19%	41%
Other assets	3,788	3,891	2,472	53%	(11)%
Total assets	$104,608	$103,160	$98,365	6%	6%
Liabilities
Deposits:
Demand	$14,294	$14,393	$12,886	11%	(3)%
Interest checking	18,169	18,811	19,362	(6)%	(14)%
Savings	10,437	9,653	8,307	26%	32%
Money market	5,855	4,732	4,264	37%	94%
Other time	8,867	8,513	6,569	35%	16%
Certificates - $100,000 and over	4,195	3,986	2,092	101%	21%
Foreign office	3,678	3,089	3,380	9%	76%
Total deposits	65,495	63,177	56,860	15%	15%
Federal funds purchased	3,548	4,523	5,368	(34)%	(86)%
Short-term bank notes	-	-	1,275	(100)%	NM
Other short-term borrowings	6,075	4,972	7,330	(17)%	88%
Accrued taxes, interest and expenses	2,136	2,456	2,199	(3)%	(52)%
Other liabilities	1,447	1,185	1,165	24%	88%
Long-term debt	16,522	17,494	15,128	9%	(22)%
Total liabilities	95,223	93,807	89,325	7%	6%
Total shareholders’ equity (c)	9,385	9,353	9,040	4%	1%
Total liabilities and shareholders’ equity	$104,608	$103,160	$98,365	6%	6%
(a) Amortized cost	$22,993	$24,814	$31,751	(28)%	(29)%
(b) Market values	332	307	254	31%	32%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	-	-
Outstanding, excluding treasury	554,400	555,938	561,113	(1)%	(1)%
Treasury	29,027	27,489	22,339	30%	22%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2005	June 2005	March 2005	December 2004	September 2004
Assets
Cash and due from banks	$3,372	$2,781	$2,420	$2,561	$2,313
Available-for-sale securities (a)	22,537	24,647	25,101	24,687	31,557
Held-to-maturity securities (b)	332	307	303	255	254
Trading securities	105	84	128	77	81
Other short-term investments	113	113	1,213	532	384
Loans held for sale	1,237	783	809	559	452
Portfolio loans and leases:
Commercial loans	18,591	18,013	17,500	16,058	15,259
Construction loans	6,529	6,201	5,922	4,726	4,448
Commercial mortgage loans	9,138	9,091	9,048	7,636	7,644
Commercial lease financing	4,731	4,639	4,533	4,634	4,558
Residential mortgage loans	7,353	7,042	7,416	6,988	6,481
Consumer loans	21,786	20,610	19,698	18,923	18,638
Consumer lease financing	1,910	1,994	2,099	2,273	2,460
Unearned income	(1,284)	(1,294)	(1,314)	(1,430)	(1,452)
Portfolio loans and leases	68,754	66,296	64,902	59,808	58,036
Allowance for loan and lease losses	(727)	(722)	(717)	(713)	(713)
Portfolio loans and leases, net	68,027	65,574	64,185	59,095	57,323
Bank premises and equipment	1,643	1,581	1,529	1,315	1,233
Operating lease equipment	159	161	224	304	394
Accrued interest receivable	482	451	438	397	416
Goodwill	2,176	2,178	2,167	979	980
Intangible assets	220	231	243	150	157
Servicing rights	417	378	378	352	349
Other assets	3,788	3,891	3,575	3,193	2,472
Total assets	$104,608	$103,160	$102,713	$94,456	$98,365

Liabilities
Deposits:
Demand	$14,294	$14,393	$13,960	$13,486	$12,886
Interest checking	18,169	18,811	19,722	19,481	19,362
Savings	10,437	9,653	9,711	8,310	8,307
Money market	5,855	4,732	4,777	4,321	4,264
Other time	8,867	8,513	8,017	6,837	6,569
Certificates - $100,000 and over	4,195	3,986	3,867	2,121	2,092
Foreign office	3,678	3,089	5,257	3,670	3,380
Total deposits	65,495	63,177	65,311	58,226	56,860
Federal funds purchased	3,548	4,523	2,669	4,714	5,368
Short-term bank notes	-	-	775	775	1,275
Other short-term borrowings	6,075	4,972	4,925	4,537	7,330
Accrued taxes, interest and expenses	2,136	2,456	2,273	2,216	2,199
Other liabilities	1,447	1,185	1,551	1,081	1,165
Long-term debt	16,522	17,494	16,321	13,983	15,128
Total liabilities	95,223	93,807	93,825	85,532	89,325
Total shareholders’ equity (c)	9,385	9,353	8,888	8,924	9,040
Total liabilities and shareholders’ equity	$104,608	$103,160	$102,713	$94,456	$98,365
(a) Amortized cost	$22,993	$24,814	$25,558	$24,801	$31,751
(b) Market values	332	307	303	255	254
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	554,400	555,938	554,055	557,649	561,113
Treasury	29,027	27,489	29,372	25,803	22,339

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2005	September 2004	September 2005	September 2004
Total shareholders’ equity, beginning	$9,353	$8,393	$8,924	$8,667
Net income	395	471	1,217	1,349
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(189)	313	(224)	(77)
Qualifying cash flow hedges	7	25	16	(19)
Change in additional pension liability	-	(2)	60	(2)
Comprehensive income	213	807	1,069	1,251
Cash dividends declared:
Common stock	(210)	(180)	(599)	(539)
Preferred stock (a)	-	-	(1)	(1)
Stock-based awards exercised, including treasury shares issued	15	14	55	78
Stock-based compensation expense	16	21	53	63
Loans repaid (issued) related to exercise of stock-based awards, net	3	-	8	(2)
Change in corporate tax benefit related to stock-based compensation	-	7	15	10
Shares acquired for treasury	(3)	(20)	(1,648)	(804)
Shares issued in business combination	-	-	1,509	317
Other	(2)	(2)	-	-
Total shareholders’ equity, ending	$9,385	$9,040	$9,385	$9,040

(a) Dividends on preferred stock are $.185 million for all quarters presented and $.555 for all year to date periods presented

FIFTH THIRD BANCORP AND SUBSIDIARIES

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2005	June 2005	September 2004	Yr/Yr	Annual Seq
Assets
Interest-earning assets:
Loans and leases	$68,556	$66,762	$57,679	19%	11%
Taxable securities	24,013	24,771	30,241	(21)%	(12)%
Tax exempt securities	787	815	890	(12)%	(14)%
Other short-term investments	115	130	282	(59)%	(46)%
Total interest-earning assets	93,471	92,478	89,092	5%	4%
Cash and due from banks	2,742	2,822	2,265	21%	(11)%
Other assets	8,207	8,182	5,603	46%	1%
Allowance for loan and lease losses	(721)	(717)	(748)	(4)%	2%
Total assets	$103,699	$102,765	$96,212	8%	4%

Liabilities
Interest-bearing liabilities:
Interest checking	$18,498	$19,267	$19,570	(5)%	(16)%
Savings	9,939	9,697	8,212	21%	10%
Money market	5,154	4,755	3,542	46%	33%
Other time	8,730	8,286	6,539	34%	21%
Certificates - $100,000 and over	4,156	3,946	2,459	69%	21%
Foreign office	3,925	3,907	3,315	18%	2%
Federal funds purchased	4,001	3,952	4,847	(17)%	5%
Short-term bank notes	-	230	1,275	(100)%	(100)%
Other short-term borrowings	5,619	5,190	7,152	(21)%	33%
Long-term debt	16,914	17,049	15,055	12%	(3)%
Total interest-bearing liabilities	76,936	76,279	71,966	7%	3%
Demand deposits	13,977	13,905	12,537	11%	2%
Other liabilities	3,335	3,357	2,848	17%	(3)%
Total liabilities	94,248	93,541	87,351	8%	3%
Shareholders’ equity	9,451	9,224	8,861	7%	10%
Total liabilities and shareholders’ equity	$103,699	$102,765	$96,212	8%	4%

Average common shares outstanding (in thousands):
Basic	553,855	553,872	560,335	(1)%	-
Diluted	557,681	558,176	566,543	(2)%	-

Yield Analysis
Interest-earning assets:
Loans and leases	5.90%	5.64%	4.99%
Taxable securities	4.22%	4.33%	4.08%
Tax exempt securities	7.42%	7.29%	7.56%
Other short-term investments	3.49%	3.28%	1.51%
Total interest-earning assets	5.48%	5.30%	4.70%

Interest-bearing liabilities:
Interest checking	1.84%	1.49%	0.94%
Savings	1.90%	1.44%	0.76%
Money market	2.82%	2.37%	1.11%
Other time	3.14%	2.93%	2.40%
Certificates-$100,000 and over	3.28%	2.92%	2.40%
Foreign office	3.41%	2.98%	1.45%
Federal funds purchased	3.50%	2.97%	1.42%
Short-term bank notes	-	2.84%	1.46%
Other short-term borrowings	2.92%	2.63%	1.27%
Long-term debt	3.80%	3.46%	2.71%
Total interest-bearing liabilities	2.82%	2.44%	1.58%

Ratios:
Net interest margin (taxable equivalent)	3.16%	3.29%	3.42%
Net interest rate spread (taxable equivalent)	2.66%	2.86%	3.12%
Interest-bearing liabilities to interest-earning assets	82.31%	82.48%	80.77%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2005	September 2004	Yr/Yr
Assets
Interest-earning assets:
Loans and leases	$66,812	$56,236	19%
Taxable securities	24,569	29,696	(17)%
Tax exempt securities	819	935	(12)%
Other short-term investments	190	260	(27)%
Total interest-earning assets	92,390	87,127	6%
Cash and due from banks	2,728	2,140	27%
Other assets	8,101	5,625	44%
Allowance for loan and lease losses	(718)	(723)	(1)%
Total assets	$102,501	$94,169	9%

Liabilities
Interest-bearing liabilities:
Interest checking	$19,240	$19,464	(1)%
Savings	9,660	7,771	24%
Money market	4,900	3,220	52%
Other time	8,271	6,049	37%
Certificates - $100,000 and over	3,883	2,502	55%
Foreign office	4,056	4,575	(11)%
Federal funds purchased	4,040	6,238	(35)%
Short-term bank notes	332	941	(65)%
Other short-term borrowings	5,250	7,143	(27)%
Long-term debt	16,528	12,564	32%
Total interest-bearing liabilities	76,160	70,467	8%
Demand deposits	13,791	12,065	14%
Other liabilities	3,288	2,901	13%
Total liabilities	93,239	85,433	9%
Shareholders’ equity	9,262	8,736	6%
Total liabilities and shareholders’ equity	$102,501	$94,169	9%

Average common shares outstanding (in thousands):
Basic	554,687	561,627	(1)%
Diluted	559,158	568,948	(2)%

Yield Analysis
Interest-earning assets:
Loans and leases	5.66%	4.94%
Taxable securities	4.30%	4.16%
Tax exempt securities	7.35%	7.47%
Other short-term investments	2.35%	1.15%
Total interest-earning assets	5.31%	4.69%

Interest-bearing liabilities:
Interest checking	1.53%	0.81%
Savings	1.51%	0.62%
Money market	2.46%	0.94%
Other time	2.94%	2.59%
Certificates - $100,000 and over	3.05%	1.88%
Foreign office	2.94%	1.12%
Federal funds purchased	2.96%	1.12%
Short-term bank notes	2.60%	1.24%
Other short-term borrowings	2.60%	1.02%
Long-term debt	3.47%	2.98%
Total interest-bearing liabilities	2.47%	1.45%

Ratios:
Net interest margin (taxable equivalent)	3.27%	3.52%
Net interest rate spread (taxable equivalent)	2.84%	3.24%
Interest-bearing liabilities to interest-earning assets	82.43%	80.88%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September 2005	June 2005	March 2005	December 2004	September 2004
Assets
Interest-earning assets:
Loans and leases	$68,556	$66,762	$65,076	$59,440	$57,679
Taxable securities	24,013	24,771	24,935	28,379	30,241
Tax exempt securities	787	815	856	866	890
Other short-term investments	115	130	328	480	282
Total interest-earning assets	93,471	92,478	91,195	89,165	89,092
Cash and due from banks	2,742	2,822	2,619	2,445	2,265
Other assets	8,207	8,182	7,909	6,171	5,603
Allowance for loan and lease losses	(721)	(717)	(714)	(719)	(748)
Total assets	$103,699	$102,765	$101,009	$97,062	$96,212

Liabilities
Interest-bearing liabilities:
Interest checking	$18,498	$19,267	$19,972	$19,345	$19,570
Savings	9,939	9,697	9,339	8,447	8,212
Money market	5,154	4,755	4,786	4,227	3,542
Other time	8,730	8,286	7,787	6,681	6,539
Certificates - $100,000 and over	4,156	3,946	3,539	2,106	2,459
Foreign office	3,925	3,907	4,340	4,073	3,315
Federal funds purchased	4,001	3,952	4,170	4,880	4,847
Short-term bank notes	-	230	775	1,188	1,275
Other short-term borrowings	5,619	5,190	4,933	5,140	7,152
Long-term debt	16,914	17,049	15,604	15,585	15,055
Total interest-bearing liabilities	76,936	76,279	75,245	71,672	71,966
Demand deposits	13,977	13,905	13,484	13,107	12,537
Other liabilities	3,335	3,357	3,172	3,054	2,848
Total liabilities	94,248	93,541	91,901	87,833	87,351
Shareholders’ equity	9,451	9,224	9,108	9,229	8,861
Total liabilities and shareholders’ equity	$103,699	$102,765	$101,009	$97,062	$96,212

Average common shares outstanding (in thousands):
Basic	553,855	553,872	556,362	560,162	560,335
Diluted	557,681	558,176	561,659	566,108	566,543
Yield Analysis
Interest-earning assets:
Loans and leases	5.90%	5.64%	5.42%	5.20%	4.99%
Taxable securities	4.22%	4.33%	4.34%	4.11%	4.08%
Tax exempt securities	7.42%	7.29%	7.36%	7.37%	7.56%
Other short-term investments	3.49%	3.28%	1.56%	2.00%	1.51%
Total interest-earning assets	5.48%	5.30%	5.13%	4.86%	4.70%
Interest-bearing liabilities:
Interest checking	1.84%	1.49%	1.27%	1.14%	0.94%
Savings	1.90%	1.44%	1.15%	1.01%	0.76%
Money market	2.82%	2.37%	2.14%	1.53%	1.11%
Other time	3.14%	2.93%	2.72%	2.71%	2.40%
Certificates - $100,000 and over	3.28%	2.92%	2.92%	2.41%	2.40%
Foreign office	3.41%	2.98%	2.48%	1.94%	1.45%
Federal funds purchased	3.50%	2.97%	2.41%	1.98%	1.42%
Short-term bank notes	-	2.84%	2.53%	1.97%	1.46%
Other short-term borrowings	2.92%	2.63%	2.18%	1.64%	1.27%
Long-term debt	3.80%	3.46%	3.10%	2.93%	2.71%
Total interest-bearing liabilities	2.82%	2.44%	2.12%	1.87%	1.58%

Ratios:
Net interest margin (taxable equivalent)	3.16%	3.29%	3.38%	3.35%	3.42%
Net interest rate spread (taxable equivalent)	2.66%	2.86%	3.01%	2.99%	3.12%
Interest-bearing liabilities to interest-earning assets	82.31%	82.48%	82.51%	80.38%	80.77%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September 2005	June 2005	March 2005	December 2004	September 2004
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$18,203	$17,768	$18,073	$15,565	$15,068
Commercial mortgage	9,095	9,042	8,385	7,617	7,582
Commercial construction	5,700	5,467	4,870	4,247	3,963
Commercial leases	3,537	3,436	3,393	3,333	3,300
Subtotal - commercial	36,535	35,713	34,721	30,762	29,913
Consumer:
Consumer mortgage	8,271	8,453	8,417	7,346	6,631
Consumer construction	624	576	468	378	352
Credit card	778	755	830	827	797
Home equity	11,702	11,325	10,929	10,414	10,060
Other consumer loans	8,868	8,089	7,732	7,581	7,647
Consumer leases	1,778	1,851	1,979	2,132	2,279
Subtotal - consumer	32,021	31,049	30,355	28,678	27,766
Total average loans and leases	$68,556	$66,762	$65,076	$59,440	$57,679

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$18,591	$18,013	$17,500	$16,058	$15,259
Commercial mortgage	9,138	9,091	9,048	7,636	7,644
Commercial construction	5,880	5,590	5,365	4,348	4,077
Commercial leases	3,619	3,527	3,416	3,426	3,357
Subtotal - commercial	37,228	36,221	35,329	31,468	30,337
Consumer:
Consumer mortgage	7,353	7,042	7,416	6,988	6,481
Consumer construction	649	611	557	378	371
Credit card	805	749	790	843	809
Home equity	11,766	11,521	11,085	10,508	10,243
Other consumer loans	9,215	8,340	7,824	7,572	7,586
Consumer leases	1,738	1,812	1,901	2,051	2,209
Subtotal - consumer	31,526	30,075	29,573	28,340	27,699
Total portfolio loans and leases	68,754	66,296	64,902	59,808	58,036

Loans held for sale	1,237	783	809	559	452

Operating lease equipment	159	161	224	304	394

Loans and Leases Serviced for Others:
Residential mortgage (a)	24,525	24,497	23,341	23,026	23,458
Commercial mortgage (b)	2,095	2,067	2,043	2,045	2,091
Commercial loans (c)	2,528	2,346	2,351	1,941	2,033
Commercial leases (b)	240	269	271	323	220
Consumer loans (d)	972	1,089	1,192	1,298	1,407
Total loans and leases serviced for others	30,360	30,268	29,198	28,633	29,209
Total loans and leases serviced	$100,510	$97,508	$95,133	$89,304	$88,091
(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

FIFTH THIRD BANCORP AND SUBSIDIARIES

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	September 2005	June 2005	March 2005	December 2004	September 2004
Tier 1 capital:
Shareholders’ equity	$9,385	$9,353	$8,888	$8,924	$9,040
Goodwill and certain other intangibles	(2,396)	(2,409)	(2,410)	(1,129)	(1,137)
Unrealized (gains) losses	310	127	314	101	146
Other	724	712	717	626	617
Total tier 1 capital	$8,023	$7,783	$7,509	$8,522	$8,666
Total risk-based capital:
Tier 1 capital	$8,023	$7,783	$7,509	$8,522	$8,666
Qualifying allowance for credit losses	823	819	809	806	806
Qualifying subordinated notes	1,193	1,312	1,316	848	868
Total risk-based capital	$10,039	$9,914	$9,634	$10,176	$10,340
Risk-weighted assets	$93,074	$91,791	$89,401	$82,633	$80,749
Ratios:
Average shareholders’ equity to average assets	9.11%	8.98%	9.02%	9.51%	9.21%
Regulatory capital:
Tier 1 capital	8.62%	8.48%	8.40%	10.31%	10.73%
Total risk-based capital	10.79%	10.80%	10.78%	12.31%	12.81%
Tier 1 leverage	7.93%	7.76%	7.62%	8.89%	9.13%

(a) Current period regulatory capital data and ratios are estimated

FIFTH THIRD BANCORP AND SUBSIDIARIES

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
Summary of Credit Loss Experience	September 2005	June 2005	March 2005	December 2004	September 2004
Losses charged off:
Commercial, financial and agricultural loans	$(24)	$(24)	$(16)	$(19)	$(24)
Real estate - commercial mortgage loans	(5)	(3)	(2)	(7)	(1)
Real estate - construction loans	(1)	-	(1)	(3)	-
Real estate - residential mortgage	(3)	(5)	(5)	(4)	(3)
Consumer loans	(41)	(40)	(42)	(42)	(37)
Commercial lease financing	(1)	-	(8)	(3)	(1)
Consumer lease financing	(4)	(4)	(6)	(6)	(6)
Total losses	(79)	(76)	(80)	(84)	(72)
Recoveries of losses previously charged off:
Commercial, financial and agricultural loans	5	6	3	4	3
Real estate - commercial mortgage loans	-	1	1	1	1
Real estate - construction loans	-	-	1	-	-
Real estate - residential mortgage	-	-	-	-	-
Consumer loans	9	12	11	12	9
Commercial lease financing	-	1	-	-	-
Consumer lease financing	1	1	1	2	2
Total recoveries	15	21	17	19	15
Net losses charged off:
Commercial, financial and agricultural loans	(19)	(18)	(13)	(15)	(21)
Real estate - commercial mortgage loans	(5)	(2)	(1)	(6)	-
Real estate - construction loans	(1)	-	-	(3)	-
Real estate - residential mortgage	(3)	(5)	(5)	(4)	(3)
Consumer loans	(32)	(28)	(31)	(30)	(28)
Commercial lease financing	(1)	1	(8)	(3)	(1)
Consumer lease financing	(3)	(3)	(5)	(4)	(4)
Total net losses charged off	$(64)	$(55)	$(63)	$(65)	$(57)
Allowance for loan and lease losses, beginning	$722	$717	$713	$713	$744
Total net losses charged off	(64)	(55)	(63)	(65)	(57)
Provision for loan and lease losses	69	60	67	65	26
Allowance for loan and lease losses, ending	$727	$722	$717	$713	$713
Reserve for unfunded commitments, beginning	$71	$67	$72	$72	$68
Provision for unfunded commitments	(2)	4	(6)	-	4
Acquisitions	-	-	1	-	-
Reserve for unfunded commitments, ending	$69	$71	$67	$72	$72
Components of allowance for credit losses:
Allowance for loan and lease losses	$727	$722	$717	$713	$713
Reserve for unfunded commitments	69	71	67	72	72
Total allowance for credit losses	$796	$793	$784	$785	$785
Nonperforming and underperforming assets
Nonaccrual loans and leases (a)	$285	$273	$268	$228	$207
Renegotiated loans and leases	1	1	1	1	3
Other assets, including other real estate owned	65	66	74	74	72
Total nonperforming assets	351	340	343	303	282
Ninety days past due loans and leases (a)	156	129	129	142	137
Total underperforming assets	$507	$469	$472	$445	$419
Ratios
Net losses charged off as a percent of average loans and leases	0.38%	0.34%	0.40%	0.44%	0.40%
Allowance for loan and lease losses as a percent of loans and leases	1.06%	1.09%	1.11%	1.19%	1.23%
Allowance for credit losses as a percent of loans and leases	1.16%	1.20%	1.21%	1.31%	1.35%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.51%	0.51%	0.53%	0.51%	0.48%
Underperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.74%	0.71%	0.73%	0.74%	0.72%
(a)	Nonaccrual includes $29 million and Ninety Days Past Due includes $54 million of residential mortgage loans as of September 30, 2005